Exhibit 8.2

Loeb & Loeb LLP 345 Park Avenue New York, NY 10154	Main +1 212-407-4000 Fax +1 212-407-4990

October 28, 2026

Blueport Acquisition Ltd

Re:	Registration Statement of NeoCryo Inc

Ladies and Gentlemen:

We have acted as United States counsel to Blueport Acquisition Ltd, a Cayman Islands exempted company (“BPAC”), in connection with the proposed Business Combination (as defined below) contemplated by an agreement and plan of merger made and entered into on May 1, 2026, as may be amended, supplemented or otherwise modified from time to time (the “Merger Agreement”) by and among BPAC, NeoCryo Inc, a Cayman Islands exempted company and wholly-owned subsidiary of BPAC (the “Purchaser”), NeoCryo Merger Sub Ltd, a Cayman Islands exempted company and wholly-owned subsidiary of BPAC (“Merger Sub”), and SINGAUTO Inc., a Cayman Islands exempted company (“SINGAUTO”). Any capitalized terms used, but not defined, herein have the meanings given to such terms in the Merger Agreement. As more fully described in the Registration Statement (as defined below), the Merger Agreement provides for a business combination between BPAC and SINGAUTO, which will be effected as follows: (i) BPAC will merge with and into the Purchaser (the “Reincorporation Merger”), with the Purchaser surviving the Reincorporation Merger as a public company (“PubCo”); and (ii) at least one business day after the consummation of the Reincorporation Merger, Merger Sub, which will become a wholly-owned subsidiary of PubCo as a consequence of the Reincorporation Merger, will merge with and into SINGAUTO, with SINGAUTO continuing as the surviving company in the merger and becoming a wholly-owned subsidiary of PubCo (the “Acquisition Merger” and together with the Reincorporation Merger, the “Business Combination”).

The Business Combination and certain other related transactions are described in the Registration Statement of NeoCryo Inc (with SINGAUTO as co-registrant), on Form F-4 under the Securities Act of 1933, as amended (the “Securities Act”), filed on October 28, 2026 (the “Registration Statement”).

In rendering this opinion, we have reviewed and relied upon the Merger Agreement, the Registration Statement, the tax representation letter delivered to us by BPAC, and such other documents as we have considered relevant to our analysis, including exhibits, schedules, and attachments to the foregoing documents. In examining such documents, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the completeness and accuracy of the documents reviewed by us. We have assumed with your approval and have not verified the accuracy of the factual matters and representations set forth in the Registration Statement, the Merger Agreement, and the tax representation letters delivered to us.

Based upon and subject to the foregoing (including the representations made by BPAC) and the assumptions, exceptions, limitations, and qualifications set forth herein and in the Registration Statement and other customary assumptions, we hereby confirm and adopt as our opinion the statements of United States federal income tax law on the date hereof as set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences — U.S. Holders — U.S. Federal Income Tax Consequences of the Reincorporation Merger to U.S. Holders of BPAC Securities” insofar as they address the material U.S. federal income tax considerations of the Reincorporation Merger for beneficial owners of BPAC securities (as defined in the Registration Statement) and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications, and limitations stated herein and therein. Statements contained therein, however, that BPAC or SINGAUTO “believes,” “expects,” “intends,” “assumes,” or other similar phrases are not legal conclusions and do not constitute our opinion.

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For the United States offices, a limited liability partnership including professional corporations. For Hong Kong office, a limited liability partnership.

Blueport Acquisition Ltd

October 28, 2026

This opinion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published revenue rulings and procedures from the United States Internal Revenue Service (“IRS”) and judicial decisions, all as in effect on the date hereof. Any such authority is subject to change, and any change may be retroactive in effect and may affect our opinion as set forth herein. Our opinion is based on the facts, assumptions and representations set forth in the Registration Statement and as described above. If any of the facts, assumptions or representations is not true, correct or complete, our opinion may not be applicable. We undertake no responsibility to update this opinion or to advise you of any developments or changes as a result of a change in legal authority, fact, representation, assumption or document, or any inaccuracy in any fact, representation or assumption, upon which this opinion is based, or otherwise.

Our opinion is not binding on the IRS or a court. The IRS may disagree with one or more of our conclusions, and a court may sustain the IRS’s position.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm as counsel to Blueport Acquisition Ltd under the captions “Material U.S. Federal Income Tax Consequences — U.S. Holders — U.S. Federal Income Tax Consequences of the Reincorporation Merger to U.S. Holders of BPAC Securities” in the Registration Statement, without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations promulgated thereunder, with respect to any part of the Registration Statement, including this exhibit.

Regards,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP